Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-10 (No. 333-257215) of Canadian Pacific Railway Limited and Canadian Pacific Railway Company of our report dated January 29, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting of Kansas City Southern, which appears in Canadian Pacific Railway Limited’s Current Report on Form 8-K dated November 15, 2021.

/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri

December 14, 2021